Exhibit (p)(2)



                    CDC IXIS ASSET MANAGEMENT ADVISERS, L.P.
                  CDC IXIS ASSET MANAGEMENT DISTRIBUTORS, L.P.
                    CDC IXIS ASSET MANAGEMENT SERVICES, INC.
                                 CODE OF ETHICS
                                  APRIL 1, 2002

This is the Code of Ethics of CDC IXIS Asset Management Advisers, L.P. (CIA), CDC IXIS Asset Management Distributors, L.P. (CID) and CDC IXIS Asset Management Services, Inc. (CIS) (the "Firms").

THINGS YOU NEED TO KNOW TO USE THIS CODE

1. TERMS - Terms in BOLDFACE TYPE have special meanings as used in this Code. To understand the Code, you need to read the definitions of these terms. The definitions are at the end of the Code.

2. ASSOCIATES AND ACCESS PERSONS - All officers, directors and employees of the Firms are considered ASSOCIATES. To understand what parts of this Code apply to you, you need to know whether you are considered an ASSOCIATE only, or are also considered an ACCESS PERSON, and if so, whether you are considered a Level 1 or Level 2 ACCESS PERSON. If you don't know, ask the COMPLIANCE OFFICER.

Most officers and directors of the Firms are regarded as Level 1 ACCESS PERSONS, as defined in Part IV, and along with virtually all other ASSOCIATES of the Firms do not have regular access to information regarding the purchase and sale of a security by a RETAINED DISCRETION CLIENT, but may have regular access to information regarding the purchase or sale of a securities by DELEGATED DISCRETION CLIENTS.

A limited number of ASSOCIATES of the Firms are regarded as Level 2 ACCESS PERSONS, as defined in Part IV, because they have regular opportunity for access to information regarding portfolio transactions of RETAINED DISCRETION CLIENTS. Throughout the organization, most ASSOCIATES do not make or influence decisions regarding investment transactions. As a result, Part III of this Code, relating to personal securities transactions, only applies to ASSOCIATES who have been designated Level 2 ACCESS PERSONS, and Part II applies to all ACCESS PERSONS.

The Compliance Department will maintain a list of all ACCESS PERSONS subject to reporting requirements under this Code of Ethics. Periodically, the Firms' Compliance Department will evaluate these lists and determine if any changes need to be made. Anyone who has not been advised that he or she has been designated an ACCESS PERSON but has reason to believe that he or she is an ACCESS Person, or any ACCESS PERSON who is unsure which Level of ACCESS PERSON he or she is, should contact the Firms' COMPLIANCE OFFICER.

3. COMPLIANCE DEPARTMENT AND COMPLIANCE OFFICER - Given the structure of the Firms, and CIA in particular, the administration of the Code of Ethics may be geographically and functionally split between Oakland, California and Boston, Massachusetts. The Firms maintain Compliance functions in both locations.

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


All ASSOCIATES are assigned to either the Boston (Corporate Headquarters) or Oakland Compliance Departments. Compliance will advise ASSOCIATES which location they are assigned to upon hire and annually thereafter. It is expected that while ASSOCIATES will interact with both Boston and Oakland Compliance, that they primarily work with their assigned COMPLIANCE OFFICER. If an ASSOCIATE has any question concerning which location he or she is assigned to, he or she can contact either location for assistance. For purposes of this Code of Ethics, COMPLIANCE OFFICERS located in Boston, Massachusetts and Oakland, California will collectively be referred to as the "COMPLIANCE OFFICER".

The COMPLIANCE OFFICER has the authority to grant written waivers of the provisions of this Code in appropriate instances. However:

|X| the Firms expect that waivers will be granted only in rare instances; and

|X| some  provisions  of the Code  are  mandated  by  Securities  and  Exchange
    Commission (SEC) rules and cannot be waived.

4.  ORGANIZATION OF THE CODE - This Code has five sections:

Part I            - Applies to ALL ASSOCIATES
Part II           - Applies to All ACCESS PERSONS
Part III          - Applies to Level 2 ACCESS PERSONS only
Part IV           - Definitions
Part V            - Forms

5. FORMS - There are three Reporting Forms that both Level 1 and Level 2 ACCESS PERSONS have to submit under this Code. Level 2 ACCESS PERSONS must also complete a Preclearance Request Form (Form D) before trading in a COVERED SECURITY. All ASSOCIATES must use Form D to obtain approval to participate in INITIAL PUBLIC OFFERINGS and PRIVATE PLACEMENTS. You can get copies of all forms from the COMPLIANCE OFFICER.

6. DELEGATED DISCRETION CLIENTS - The Firms have limited involvement in the business of providing investment advice or engaging in the investment decision-making process for registered investment companies. While CIA is the named adviser to most of the CDC Nvest Funds, and CID is the distributor to all CDC Nvest Funds, the Firms perform no portfolio management activities for registered investment companies directly, and therefore, largely do not employ methods of analysis or utilize other sources of information. For the CDC Nvest Funds on which CIA serves as named adviser, all portfolio management functions have been delegated to the named subadvisers of the Funds, each of which has executed subadvisory agreements with CIA. There are other CDC Nvest Funds for which CIA does not serve as adviser, but in each case CID is the Distributor for all CDC Nvest Funds. Therefore, all registered investment company clients are currently considered DELEGATED DISCRETION CLIENTS.

The role of CIA with respect to DELEGATED DISCRETION CLIENTS is:

|X| To provide business management and administrative services including: the structuring of product, market positioning, pricing, general oversight and interfacing with subadvisers on portfolio performance issues.

|X| To monitor and oversee the  investment  management  of DELEGATED  DISCRETION
    CLIENTS and the services provided by the subadvisers including portfolio performance, and to review controls over portfolio trading and portfolio holdings to ensure that the each DELEGATED DISCRETION CLIENT is being managed in accordance with its objectives, policies and restrictions.

While as an adviser to registered investment companies, CIA is empowered with discretionary authority in the management of CDC Nvest Fund portfolios, this discretion has been delegated to subadvisers.

7. RETAINED DISCRETION CLIENTS - On January 1, 2002 CIA launched a separate account initiative. Leveraging the trading infrastructure of an affiliated adviser (Jurika & Voyles), CIA markets the investment expertise of its advisory affiliates and other advisory firms to separate account platforms.

While CIA primarily relies on model portfolios provided by affiliates or third party subadvisers to manage client assets, it retains discretionary authority over RETAINED DISCRETION CLIENT portfolios.

The role of CIA with respect to RETAINED DISCRETION CLIENT accounts is:

|X| To provide clients access to affiliated and unaffiliated subadvisers through existing separate account platforms.

|X| To provide business management and administrative services to separate accounts including: the structuring of the service, market positioning, pricing, general oversight and interfacing with the subadvisers on portfolio performance issues.

|X| To monitor and maintain portfolios according to the model portfolios provided by subadvisers, considering any additional restrictions put into place by the client.

|X| To oversee the activities of the subadvisers, and ensure that all separate account activity is conducted in accordance with regulatory requirements.

For purposes of this Code of Ethics, DELEGATED DISCRETION CLIENTS and RETAINED DISCRETION CLIENTS are collectively referred to as CLIENTS.

                        PART I--APPLIES TO ALL ASSOCIATES

CIA is engaged in two distinct types of advisory activity and the level of exposure that each ASSOCIATE has to either type of activity is the primary factor in determining whether an ASSOCIATE is an ACCESS PERSON, and if so, whether he or she is considered a Level 1 or Level 2 ACCESS PERSON.

A.  GENERAL RULES

Regardless of whether an ASSOCIATE is named an ACCESS PERSON, or which Level of ACCESS PERSON he or she has been designated, it is improper for ASSOCIATES to:

     |X| Use for their own  benefit  (or the  benefit  of anyone  other than the
         CLIENTS)   information   about  the   trading   activity   of  the
         CLIENTS or recommendations of the advisers or subadvisers; or |X| Take advantage of investment opportunities that would otherwise be available for the CLIENTS.

Also, as a matter of business policy, the Firms want to avoid even the appearance that their ASSOCIATES receive any improper benefit from information about trading activity of CLIENTS, the advisers or subadvisers, or from our relationships with the brokerage and advisory communities.

The Firms expect all ASSOCIATES to comply with the spirit of the Code, as well as the specific rules contained in the Code.

B.  TRANSACTION RESTRICTIONS

INITIAL PUBLIC OFFERINGS AND PRIVATE PLACEMENTS. ASSOCIATES may not acquire securities in an INITIAL PUBLIC OFFERING (IPO) or PRIVATE PLACEMENT unless prior written approval is obtained from the COMPLIANCE OFFICER, and participation does not present a conflict of interest with any CLIENTS or impede the equitable distribution of the offering to the public. Any request for allocation of an IPO or a PRIVATE PLACEMENT to an ASSOCIATE that is any way connected with his or her position in the Firms will be denied. Further, the COMPLIANCE OFFICER may deny approval requests for any reason.

ASSOCIATES must request approval for participation in an IPO or PRIVATE PLACEMENT by submitting a completed Form D to his or her assigned COMPLIANCE OFFICER. These requests must include:

     |X| A brief  description of the PRIVATE PLACEMENT or IPO opportunity
     |X| In the case of a PRIVATE PLACEMENT,  the nature of the employee's participation
     |X| A statement as to whether participation in the PRIVATE PLACEMENT or IPO is connected with the ASSOCIATE'S position with the Firms or will result in any conflicts of interest with CLIENT portfolios

C.  GIFTS TO OR FROM BROKERS, CLIENTS OR OTHERS

No ASSOCIATE may accept or receive on his or her own behalf or on behalf of the Firms any gift or other accommodations from a vendor, broker, securities salesman, client or prospective client (a "business contact") that might create a conflict of interest or interfere with the impartial discharge of such ASSOCIATE'S responsibilities to the Firms or the CLIENTS or place the recipient or the Firms in a difficult or embarrassing position. This prohibition applies equally to gifts to members of the FAMILY/HOUSEHOLD of ASSOCIATES.

No ASSOCIATE may give or receive on his or her own behalf or on behalf of the Firms, any gift or other accommodation to a business contact that may be construed as an improper attempt to influence the recipient.

In no event should gifts to or from any one business contact have a value that exceeds the annual limitation on the dollar value of gifts established by the COMPLIANCE OFFICER from time to time (currently $100).

These policies are not intended to prohibit normal business entertainment such as meals or tickets to sporting events or the theatre. PLEASE NOTE THAT BUSINESS ENTERTAINMENT IS DIFFERENT THAN GIVING OR RECEIVING GIFTS. IF YOU ARE UNSURE WHETHER SOMETHING IS A GIFT OR BUSINESS ENTERTAINMENT, ASK THE COMPLIANCE OFFICER.

D.  SERVICE ON THE BOARD OR AS AN OFFICER OF ANOTHER COMPANY

To avoid conflicts of interest, "inside information" concerns and other compliance and business issues, the Firms prohibit all their ASSOCIATES from serving as officers or members of the board of any other entity, except with the advance written approval of the relevant Firm. Approval must be obtained through a COMPLIANCE OFFICER, and will ordinarily require consideration by senior management. The Firms can deny approval for any reason. This prohibition does not apply to service as an officer or board member of any parent, subsidiary or affiliate of the Firms, nor does it apply to members of the Firms' board, who are not employees of the Firms.

E.  VIOLATIONS AND PENALTIES

The Firms treat violations of this Code (including violations of the spirit of the Code) very seriously. If you violate either the letter or the spirit of this Code, the Firms might take a variety of remedial measures. These may include imposing penalties or fines, cutting your compensation, demoting you, requiring disgorgement of trading gains, imposing a ban on your personal trading, suspending or terminating your employment or reporting the matter to civil or criminal authorities.

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


Improper trading activity can constitute a violation of this Code. You can also be considered in violation of this Code by failing to file required reports in a timely manner, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts. You can be considered in violation of this Code even if no harm results from your conduct.

If you have any doubt or uncertainty about what this Code requires or permits, you should ask a COMPLIANCE OFFICER. Do not just guess at the answer, since ignorance of the requirements of the Code or the legal regulations underlying the Code will not serve as an excuse for a violation

                     PART II--APPLIES TO ALL ACCESS PERSONS

A.       REPORTING REQUIREMENTS

NOTE: One of the most complicated aspects of complying with this Code is understanding what holdings, transactions and accounts you must report and what accounts are subject to trading restrictions. For example, accounts of certain members of your FAMILY/HOUSEHOLD are covered, as are certain categories of trust accounts, certain investment pools in which you might participate, and certain accounts that others may be managing for you. To be sure you understand what holdings, transactions and accounts are covered, it is essential that you carefully review the definitions of COVERED SECURITY, FAMILY/HOUSEHOLD and BENEFICIAL OWNERSHIP in the "Definitions" section (Part IV) of this Code.

NOTE: ALL REPORTS SPECIFIED IN PART II OF THIS CODE MUST BE SUBMITTED TO THE CIA COMPLIANCE DEPARTMENT LOCATED IN BOSTON, MASSACHUSETTS REGARDLESS OF THE COMPLIANCE OFFICER TO WHICH YOU HAVE BEEN ASSIGNED. YOU MUST FILE THE REPORTS DESCRIBED BELOW, EVEN IF YOU HAVE NO HOLDINGS, TRANSACTIONS OR ACCOUNTS TO LIST IN THE REPORTS, AND WHETHER OR NOT DUPLICATE CONFIRMATIONS HAVE BEEN FORWARDED TO THE COMPLIANCE DEPARTMENT.

1. INITIAL HOLDINGS REPORT. No later than 10 days after you become an ACCESS PERSON, you must file with the COMPLIANCE OFFICER an initial Holdings Report on Form A (copies of all reporting forms are located in Part V of this Code and are also available from the COMPLIANCE OFFICER).

Form A requires you to list all COVERED SECURITIES in which you (or members of your FAMILY/HOUSEHOLD) have BENEFICIAL OWNERSHIP. It also requires you to list all brokers, dealers and banks where you maintained an account in which ANY securities (not just COVERED SECURITIES) were held or could have been held for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD on the date you became an ACCESS PERSON.

Form A also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and members of your FAMILY/HOUSEHOLD and that you understand whether you are an ACCESS PERSON, and if so, which level of ACCESS PERSON you have been designated under the Code.

2. QUARTERLY TRANSACTION REPORTS. No later than 10 days after the end of March, June, September and December each year, you must file with the COMPLIANCE OFFICER a Quarterly Transactions Report on Form B.

Form B requires you to report all transactions during the most recent calendar quarter in COVERED SECURITIES, in which you (or a member of your FAMILY/HOUSEHOLD) had BENEFICIAL OWNERSHIP. It also requires you to either confirm or amend your complete list of all brokers, dealers and banks in which you or a member of your FAMILY/HOUSEHOLD established an account in which ANY securities (not just COVERED SECURITIES) were held, or could have been held during the quarter for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD.

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


3. ANNUAL HOLDINGS REPORTS. By January 30 of each year, you must file with the COMPLIANCE OFFICER an Annual Holdings Report on Form C as of December 31 of the preceding year.

Form C requires you to list all COVERED SECURITIES in which you (or a member of your FAMILY/HOUSEHOLD) had BENEFICIAL OWNERSHIP as of December 31. It also requires you to list all brokers, dealers and banks in which you or a member of your FAMILY/HOUSEHOLD maintained an account in which ANY securities (not just COVERED SECURITIES) were held, or could have been held for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD on December 31.

Form C also requires you to confirm that during the prior year, except as otherwise indicated therein, you have complied with all applicable requirements of the Code and have reported all accounts, holdings and transactions required to be reported under the Code, and that you understand that you have been designated an ACCESS PERSON under the Code.

4. DUPLICATE CONFIRMATION STATEMENTS. If an ACCESS PERSON or any member of their FAMILY/HOUSEHOLD have a securities account with any broker, dealer or bank, it is RECOMMENDED that he or she direct that broker, dealer or bank to send, directly to the Firm's COMPLIANCE OFFICER, duplicate copies of all transaction confirmation statements relating to that account. While this is a RECOMMENDATION for those ASSOCIATES that have been designated a Level 1 ACCESS PERSON, it is a REQUIREMENT for those ASSOCIATES that have been designated Level 2 ACCESS PERSONS (see Part III of this Code).

B.  TRANSACTION RESTRICTIONS

1. INITIAL PUBLIC OFFERINGS AND PRIVATE PLACEMENTS. Level 1 ACCESS PERSONS may not acquire securities in an INITIAL PUBLIC OFFERING (IPO) or PRIVATE PLACEMENT unless prior written approval is obtained from the COMPLIANCE OFFICER. See Part I of this Code (Section B - Transaction Restrictions).

2.  BLACKOUT   PERIOD.   No  ACCESS  PERSON   (including   any  member  of  the
FAMILY/HOUSEHOLD of such ACCESS PERSON) may purchase or sell any COVERED SECURITY within the seven calendar days immediately before or after a calendar day on which any DELEGATED DISCRETION CLIENT purchases or sells that COVERED SECURITY (or any closely related security, such as an option or a related convertible or exchangeable security), unless the ACCESS PERSON had no actual knowledge that the COVERED SECURITY (or any closely related security) was being considered for purchase or sale for any DELEGATED DISCRETION CLIENT account. Note that the total blackout period is 15 days (the day of the DELEGATED DISCRETION CLIENT trade, plus seven days before and seven days after).

Level 1 ACCESS PERSONS do not have regular access to information regarding the purchase or sale of a security by RETAINED DISCRETION CLIENTS, but may have regular access to information regarding the purchase or sale of a security by DELEGATED DISCRETION CLIENTS. For this reason the blackout period for Level 1 Access Persons applies only to trades of DELEGATED DISCRETION CLIENTS. Level 2 ACCESS PERSONS are subject to different blackout periods which apply to both DELEGATED DISCRETION CLIENTS (as discussed in this section) and RETAINED DISCRETION CLIENTS (as discussed in Part III of this Code).

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


NOTE: All transactions for Level 1 and Level 2 ACCESS PERSONS will be compared to transactions executed by subadvisers on behalf of DELEGATED DISCRETION CLIENTS. While trading within the 15-day Blackout Period is not automatically considered a violation of the Code but is instead subject to the knowledge condition set forth above, the COMPLIANCE OFFICER will monitor personal securities trading activity and if a pattern develops between the trading activity of an ACCESS PERSON and any DELEGATED DISCRETION CLIENT it will be investigated. If it is determined that a violation has occurred, the Firms will generally require any profits from the transactions to be disgorged and donated to charity, but may impose other sanctions as deemed necessary.

C.  EXEMPT TRANSACTIONS

The blackout period restrictions relative to DELEGATED DISCRETION CLIENT trades, and in the case of Level 2 ACCESS PERSONS as discussed in Part III of this Code, the blackout period restrictions relative to RETAINED DISCRETION CLIENT trades, and preclearance requirements do not apply to the following categories of transactions:

     |X|  Transactions in any COVERED  SECURITY  guaranteed by the United States
          Government,   or  any  securities  issued  or  guaranteed  by  its
          agencies  or instrumentalities.

     |X| Transactions in common or preferred stocks of a class that is publicly traded and issued by a company with a stock market capitalization of at least $10 billion U.S. dollars (or the equivalent in foreign currency).

     |X| Transactions in futures and options contracts on interest rate instruments or indexes, and options on such contracts.

     |X| Transactions that occur by operation of law or under any other circumstance in which no investment discretion is exercised, and no recommendations are made by the ACCESS PERSON or any member of their FAMILY/HOUSEHOLD.

     |X| Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of a COVERED SECURITY held by the ACCESS PERSON (or FAMILY/HOUSEHOLD member) and received by the ACCESS PERSON (or FAMILY/HOUSEHOLD member) from the issuer.

     |X| Purchases of a COVERED SECURITY pursuant to an automatic investment, withdrawal or dividend reinvestment plan.

     |X| Transactions in Exchange Traded Funds (ETFs), as well as any related options.

Please note that these transactions are not exempted from the reporting requirements of this Code.

D.  COMPLIANCE OFFICER APPROVAL

The COMPLIANCE OFFICER is charged with responsibility for ensuring that the reporting requirements of this Code of Ethics are adhered to by all ACCESS PERSONS. The COMPLIANCE OFFICERS shall be responsible for ensuring that the review requirements of this Code of Ethics are performed in a prompt manner.

All ASSOCIATES are assigned to either the Boston (Corporate Headquarters) or Oakland Compliance Departments. You will be advised which location you have been assigned to upon hire and annually thereafter. It is expected that while ASSOCIATES will interact with both Boston and Oakland Compliance, that they primarily work with their assigned COMPLIANCE OFFICER. If you have any question concerning which location you are assigned to, please contact either location for assistance.

                   PART III--APPLIES TO LEVEL 2 ACCESS PERSONS

A.  PRECLEARANCE REQUIREMENT

NOTE: Level 2 ACCESS PERSONS are required to request and receive preclearance by a COMPLIANCE OFFICER before executing the purchase or sale of a COVERED SECURITY. Given the nature of CIA's current advisory operations, which primarily consist of post-trade oversight of other investment advisers, or approving, and in some cases effecting, transactions for RETAINED DISCRETION CLIENT accounts designed to mirror model portfolios supplied by affiliated or third party subadvisers, CID's role as a distributor and underwriter, and CIS's role as an administrator and transfer agent, the Firms have determined that preclearance of transactions is appropriately limited to those individuals that have been designated Level 2 ACCESS PERSONS under this Code. Nonetheless, the Firms reserve the right to require any ASSOCIATE to preclear transactions at any time and, if requested by the Firms, an ASSOCIATE will obtain the approval of his or her designated COMPLIANCE OFFICER before buying or selling any security, for such period (which may be indefinite) as the COMPLIANCE OFFICER shall determine.

1. PRECLEARANCE. No Level 2 ACCESS PERSON shall purchase or sell any COVERED SECURITY for his or her own account (or the account of any member of his or her FAMILY/HOUSEHOLD) without proper preclearance. Trades must be completed on the same day that preclearance is granted. This applies to all trades in a COVERED SECURITY, even limit orders. Instruments representing an indirect interest in a COVERED SECURITY, such as options and warrants, also must be precleared. There is no requirement to obtain preclearance for Exempt Transactions (as they are defined in Part II of this Code).

As part of the preclearance process, Level 2 ACCESS PERSONS are required to submit a completed Preclearance Request Form (Form D) to their designated COMPLIANCE OFFICER. Trades in COVERED SECURITIES cannot be executed until the COMPLIANCE OFFICER provides written approval on Form D. Preclearance will not be granted prior to 2:30 p.m. ET (11:30 a.m. PT) or at any time when there are open orders relating to the implementation of changes to model portfolios in the same COVERED SECURITY for RETAINED DISCRETION CLIENTS. Further, preclearance will not be granted for any trades that would violate the blackout period restriction as it applies to personal transactions effected within 7 days after a RETAINED DISCRETION CLIENT trade (see Section D below).

NOTE: Preclearance procedures consider pending and executed trades for RETAINED DISCRETION CLIENTS, and Level 2 ACCESS PERSONS ONLY. Given that the extremely limited nature of CIA's current advisory operations with respect to its role as adviser to DELEGATED DISCRETION CLIENTS is restricted to post-trade oversight of other affiliated and unaffiliated subadvisers. CIA has determined that it is neither practicable nor necessary to determine, in advance, through preclearance whether proposed trades conflict with trades conducted on behalf of DELEGATED DISCRETION CLIENTS. Trades for both DELEGATED DISCRETION CLIENTS and RETAINED DISCRETION CLIENTS will be reviewed against trades reported by Level 2 ACCESS PERSONS as part of the quarterly reporting process, and potential violations of the Code will be investigated.

2. PRECLEARANCE AUTHORIZATION FORMS. Level 2 ACCESS PERSONS must submit a signed preclearance authorization form (Form D) to their designated COMPLIANCE OFFICER and receive approval for the transaction BEFORE executing a trade for all COVERED SECURITIES transactions that are required to be precleared. The only COVERED SECURITIES transactions for which such preclearance is NOT required are Exempt Transactions (as defined in Part II of this Code). Level 2 ACCESS PERSONS should keep a copy of all signed and completed preclearance forms for a period of at least 6 months. A sample Form D can be found in the appendix of this Code and additional copies may be obtained from a COMPLIANCE OFFICER.

B.  DUPLICATE CONFIRMATION REQUIREMENT

If any Level 2 ACCESS PERSON or member of his or her FAMILY/HOUSEHOLD has a securities account (in which Covered Securities are held, or could be held) with any broker, dealer or bank, he or she must direct that broker, dealer or bank to send, directly to the COMPLIANCE OFFICER located in Boston, contemporaneous duplicate copies of all transaction confirmation statements relating to that account. Individuals that are subject to both this Code and Jurika & Voyles' Code of Ethics must have duplicate confirmation statements sent to the Compliance Departments located in both Boston and Oakland.

C.  TRANSACTION RESTRICTIONS

1. INITIAL PUBLIC OFFERINGS AND PRIVATE PLACEMENTS. Level 2 ACCESS PERSONS like Level 1 ACCESS PERSONS, may not acquire securities in an INITIAL PUBLIC OFFERING
(IPO), or PRIVATE PLACEMENT unless prior written approval is obtained from the COMPLIANCE OFFICER. See Part I of this Code (Section B - Transaction Restrictions).

2. BLACKOUT PERIOD. Only Level 2 ACCESS PERSONS of the Firms have regular access to information regarding the purchase or sale of a COVERED SECURITY by RETAINED DISCRETION CLIENTS in connection with their regular functions. For this reason Level 2 ACCESS PERSONS are subject to both the blackout period explained in Part II of this Code as it relates to DELEGATED DISCRETION CLIENT trades and the following blackout period restrictions that only apply to RETAINED DISCRETION CLIENT trades.

No Level 2 ACCESS PERSON (including any member of the FAMILY/HOUSEHOLD of such Level 2 ACCESS PERSON) may purchase or sell any COVERED SECURITY within the seven calendar days immediately before a day on which any RETAINED DISCRETION CLIENT purchases or sells that COVERED SECURITY (or any closely related security, such as an option or a related convertible or exchangeable security), unless the Level 2 ACCESS PERSON had no actual knowledge that the COVERED SECURITY (or any closely related security) was being considered for purchase or sale for any RETAINED DISCRETION CLIENT account. Note that the total blackout period is 8 days (the day of the RETAINED DISCRETION CLIENT trade, plus the seven days before).

The blackout period does not apply to Level 2 ACCESS PERSON transactions concurrent with RETAINED DISCRETION CLIENT transactions merely intended to rebalance, liquidate or open accounts for RETAINED DISCRETION CLIENTS of separate account programs where CIA acts as the adviser, for the following reasons. CIA relies on model portfolios supplied by investment advisory affiliates and third party investment advisory firms; due to the nature of CIA's separate account program, a number of these RETAINED DISCRETION CLIENTS may add or withdraw funds, and open or close accounts on a daily basis; the trades generated by these activities are unpredictable; they are not caused by a change in the investment opinion of CIA or any of its subadvisers; they tend to be small in size with little or no market impact; they are of an administrative nature; and if triggering a blackout period, they would likely have the effect of "blacking out" every security traded by RETAINED DISCRETION CLIENTS of CIA on every trading day. The blackout period does apply, however, to transactions concurrent with RETAINED DISCRETION CLIENT transactions related to implementation of changes to model portfolios or related to changes in the investment opinion of CIA or any of its subadvisers.

NOTE: All transactions for Level 2 ACCESS PERSONS will be compared to transactions executed by CIA or a subadviser on behalf of RETAINED DISCRETION CLIENTS. While trading within the 8-day blackout period is not automatically considered a violation of the Code but is instead subject to the knowledge condition set forth above, the COMPLIANCE OFFICER will monitor personal securities trading activity and if a pattern develops between the trading activity of an ACCESS PERSON and any RETAINED DISCRETION CLIENT it will be investigated. If it is determined that a violation has occurred, the Firms will generally require any profits from the transactions to be disgorged and donated to charity, but may impose other sanctions as deemed necessary.

D. EXEMPT TRANSACTIONS - Exempt transactions are not subject to the preclearance requirement or blackout restrictions described in this Part III. See Part II of this Code (Section B - TRANSACTION RESTRICTIONS FOR A LIST OF EXEMPT TRANSACTIONS).

E. COMPLIANCE OFFICER APPROVAL

The COMPLIANCE OFFICER is charged with responsibility for ensuring that the preclearance and reporting requirements of this Code of Ethics are adhered to by all ACCESS PERSONS. See Part II of this Code (Section D - COMPLIANCE OFFICER Approval).

                              PART IV--DEFINITIONS

The following terms have special meanings in this Code of Ethics:

                                  ACCESS PERSON
                                    ASSOCIATE
                              BENEFICIAL OWNERSHIP
                                     CLIENT
                               COMPLIANCE OFFICER
                                COVERED SECURITY
                           DELEGATED DISCRETION CLIENT
                                FAMILY/HOUSEHOLD
                             INITIAL PUBLIC OFFERING
                                PRIVATE PLACEMENT
                           RETAINED DISCRETION CLIENT

The special meanings of these terms as used in this Code of Ethics are explained below. Some of these terms (such as "BENEFICIAL OWNERSHIP") are sometimes used in other contexts, not related to Codes of Ethics, where they have different meanings. For example, "BENEFICIAL OWNERSHIP" has a different meaning in this Code of Ethics than it does in the SEC's rules for proxy statement disclosure of corporate directors' and officers' stockholdings, or in determining whether an investor has to file 13D or 13G reports with the SEC.

IMPORTANT: IF YOU HAVE ANY DOUBT OR QUESTION ABOUT WHETHER AN INVESTMENT, ACCOUNT OR PERSON IS COVERED BY ANY OF THESE DEFINITIONS, ASK A COMPLIANCE OFFICER. DO NOT JUST GUESS AT THE ANSWER.

ACCESS PERSON means ACCESS PERSON as defined in Rule 17j-1 under the Investment Company Act, as amended from time to time. Currently this includes:

     |X|  Any director, officer, or general partner of a Firm.

     |X| Any employee of an investment adviser or any person in a control relationship to a investment adviser who, in connection with his or her regular functions or duties, participates in the selection of a CLIENT'S portfolio securities or who has access to information regarding a CLIENT'S future purchases or sales of securities.

     |X| Any director, officer, or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of securities for a CLIENT for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the CLIENT regarding the purchase or sale of securities.

Due to the nature of the Firms' activities and for the purposes of administering this Code, the Firms have created two levels of ACCESS PERSONS based on the particular requirements of their regular functions or duties. CIA is engaged in two distinct types of advisory activity and the level of exposure that each ASSOCIATE has to either type of activity is the primary factor in determining whether an ASSOCIATE is an ACCESS PERSON, and if so, whether he or she is considered a Level 1 or Level 2 ACCESS PERSON.

Level 1 ACCESS PERSONS are those ASSOCIATES who do not have regular access to information regarding the purchase or sale of a security by RETAINED DISCRETION CLIENTS, but may have regular access to information regarding the purchase or sale of a security by CLIENTS as well as access to information about CLIENT assets subject to a subadvisory arrangement with CIA (DELEGATED DISCRETION CLIENTS).

Level 2 ACCESS PERSONS are those ASSOCIATES of the Firms who, in connection with their regular functions may obtain information regarding the purchase or sale of a security by RETAINED DISCRETION CLIENTS.

General information about ACCESS PERSONS:

     |X| An ACCESS PERSON that has regular access to trading information about both DELEGATED DISCRETION CLIENTS and RETAINED DISCRETION CLIENTS will be considered Level 2 ACCESS PERSONS.

     |X|  An ACCESS  PERSON who  normally  assists  only in the  preparation  of public reports, or receives public reports, but receives no information about current recommendations or trading for RETAINED DISCRETION CLIENTS, is not necessarily a Level 2 ACCESS Person.

     |X| A single instance or infrequent, inadvertent instances of obtaining knowledge does not make an ASSOCIATE either then or for all times an ACCESS PERSON.

If at any time it is determined that an ASSOCIATE has regular access to trading information for RETAINED DISCRETION CLIENTS, he or she may immediately be designated a Level 2 ACCESS PERSON.

Other ASSOCIATES, who are not otherwise subject to the reporting requirements of this Code, may become subject to reporting requirements if they obtain current information concerning which securities are being purchased or sold by CLIENTS, an adviser, or a subadviser to CLIENT accounts. Any ASSOCIATES of the Firms who obtain such information must immediately notify a COMPLIANCE OFFICER.

The term "ACCESS PERSON" under this Code and relating to the Firms normally does not include an employee of a company in a control relationship to the Firms, who is not an employee, officer or director of any of the Firms, where such company is required to have a Code of Ethics containing provisions reasonably necessary to prevent the ACCESS PERSON from engaging in any act, practice or course of business prohibited by Rule 17j-1(a) and such employee is required to report his transactions to such company. However, in certain instances an ASSOCIATE is an employee of both the Firms and an affiliated adviser, and may be subject to more than one Code of Ethics.

The Compliance Department will maintain a list of ACCESS PERSONS subject to this Code and their corresponding level designation. Anyone who does not receive quarterly report forms from the Firms but has reason to believe that he or she is an ACCESS PERSON must immediately notify a COMPLIANCE OFFICER.

ASSOCIATE means any individual fully employed, dually employed with an affiliated adviser or otherwise contracted by CDC IXIS Asset Management Advisers, L.P. (CIA), CDC IXIS Asset Management Distributors, L.P. (CID) or CDC IXIS Asset Management Services, Inc. (CIS) (the "Firms"). All ASSOCIATES are subject to this Code of Ethics.

BENEFICIAL OWNERSHIP means beneficial ownership as defined in Rule 17j-1 under the Investment Company Act, as amended from time to time. Currently this means: any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities. BENEFICIAL OWNERSHIP is a very broad concept. Some examples of forms of BENEFICIAL OWNERSHIP include:

     |X| securities held in a person's own name, or that are held for the person's benefit in nominee, custodial or "street name" accounts.

     |X|  securities owned by a member of your FAMILY/HOUSEHOLD.

     |X| securities owned by or for a partnership in which the person is a general partner (whether the ownership is under the name of that partner, another partner or the partnership or through a nominee, custodial or "street name" account).

     |X| securities that are being managed for a person's benefit on a discretionary basis by an investment adviser, broker, bank, trust company or other manager.

     |X|  securities in a person's individual retirement account.

     |X| securities in a person's account in a 401(k) or similar retirement plan, even if the person has chosen to give someone else investment discretion over the account.

     |X| securities owned by a trust of which the person is either a TRUSTEE or a BENEFICIARY. ------- -----------

     |X| securities owned by a corporation, partnership or other entity that the person controls (whether the ownership is under the name of that person, under the name of the entity or through a nominee, custodial or "street name" account).

     |X| securities that are traded on behalf of an investment club of which an ACCESS PERSON is a club member or in which a member of their FAMILY/HOUSEHOLD is a member.

This is not a complete list of the forms of ownership that could constitute BENEFICIAL OWNERSHIP for purposes of this Code. You should ask a COMPLIANCE OFFICER if you have any questions or doubts at all about whether you or a member of your FAMILY/HOUSEHOLD would be considered to have BENEFICIAL OWNERSHIP in any particular situation.

CLIENT means any individual, entity or registered investment company for which CIA serves as adviser or subadviser, or CID serves as distributor. Client information includes information obtained from entities contracted by CIA as adviser to serve as subadviser for certain CLIENTS. CIA is engaged in two distinct types of advisory activity and the level of exposure that each ASSOCIATE has to either type of activity is the primary factor in determining whether an ASSOCIATE is an ACCESS PERSON, and if so, whether he or she is considered a Level 1 or Level 2 ACCESS PERSON.

COMPLIANCE OFFICER means the COMPLIANCE OFFICER of the Firms or another person that he or she has designated to perform the functions of COMPLIANCE OFFICER. For purposes of reviewing the COMPLIANCE OFFICER'S own transactions and reports under this Code, the functions of the COMPLIANCE OFFICER are performed by the Firms' General Counsel or his or her designee.

COVERED SECURITY means a covered security as defined in Rule 17j-1 under the Investment Company Act, as amended from time to time. Currently this means: anything that is considered a "security" under the Investment Company Act of 1940, EXCEPT:

     |X|  Direct obligations of the U.S. Government.

     |X| Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt obligations, including repurchase agreements.

     |X| Shares of OPEN-END investment companies that are registered under the Investment Company Act (mutual funds).

Security is a very broad term. It includes most kinds of investment instruments, including things that you might not ordinarily think of as "securities," such as:

     |X|  Options on securities, on indexes and on currencies.

     |X|  Investments in all kinds of limited partnerships.

     |X| Investments in foreign unit trusts, closed end funds and foreign mutual funds.

     |X| Investments in private investment funds, hedge funds and investment clubs.

If you have any question or doubt about whether an investment is a considered a security or a COVERED SECURITY under this Code, ask a COMPLIANCE OFFICER.

DELEGATED DISCRETION CLIENT means any CLIENT for which the Firms have limited involvement in the business of providing investment advice or engaging in the investment decision-making process for because discretion has been delegated to another investment adviser. While it is the named adviser to most of the CDC Nvest Funds, CIA performs no actual portfolio management activities for registered investment companies directly, and therefore, largely does not employ methods of analysis or utilize other sources of information. For the CDC Nvest Funds on which CIA serves as named adviser, all portfolio management functions have been delegated to the named subadvisers of the Funds, each of which has executed subadvisory agreements with CIA. There are other CDC Nvest Funds for which CIA does not serve as adviser. In each case CID is the Distributor for all CDC Nvest Funds. Therefore all registered investment company clients are considered DELEGATED DISCRETION CLIENTS.

FAMILY/HOUSEHOLD means:

     |X| Your spouse or domestic partner (unless he or she does not live in the same household as you and you do not contribute in any way to his or her support).

     |X|  Your children under the age of 18.

     |X| Your children who are 18 or older (if they live in the same household as you or you contribute in any way to their support).

     |X| Any of these people who live in your household: your stepchildren, grandchildren, parents, stepparents, grandparents, brothers, sisters, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law, including adoptive relationships.

     |X| Any individuals for which you are exercising investment control or are doing so on one's behalf.

NOTE: There are a number of reasons why this Code covers transactions in which members of your FAMILY/HOUSEHOLD have BENEFICIAL OWNERSHIP. First, the SEC regards any benefit to a person that you help support financially as indirectly benefiting you, because it could reduce the amount that you might otherwise need to contribute to that person's support. Second, members of your FAMILY/HOUSEHOLD could, in some circumstances, learn of information regarding the Firm's trading or recommendations for CLIENT accounts, and must not be allowed to benefit from that information.

INITIAL PUBLIC OFFERING ("IPO") means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

PRIVATE PLACEMENT means an offering of a stock or bond that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or
Section 4(6) or Pursuant to Rule 504, 505 or 506 thereunder.

RETAINED DISCRETION CLIENT means any CLIENT account for which CIA has retained discretionary authority. CIA provides investment management services for separate account clients using investment recommendations, in the form of model portfolios, supplied by one or more subadvisers.

Although CIA has the ultimate investment decision-making authority with respect to securities to be purchased or sold, CIA generally follows the recommendations implicit in the model portfolios supplied by its subadvisers. While CIA relies primarily on these model portfolios to manage CLIENT assets, it will retain discretionary authority over CLIENT portfolios. This discretion will be primarily used to execute trades and manage accounts according to specific CLIENT requirements.

                                 PART V -- FORMS

                        FORM A - INITIAL HOLDINGS REPORT

NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE CIA COMPLIANCE OFFICER - BOSTON NO LATER THAN 10 DAYS AFTER BECOMING AN ACCESS PERSON UNDER CIA's CODE OF ETHICS (the "CODE"). TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.

Name of ACCESS PERSON:_________________________________________________

Date I Became an ACCESS PERSON (the "Reporting Date"):_________________

Date received by COMPLIANCE OFFICER:___________________________________

INITIAL CERTIFICATION:

          I understand that for purposes of the Code I am classified as:

          ____     AN ACCESS PERSON - LEVEL 1

          ____     AN ACCESS PERSON - LEVEL 2

INITIAL HOLDINGS REPORT (CHECK ONE OF THE FOLLOWING TWO BOXES):

          ____ Neither I, nor any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP of any COVERED SECURITIES as of the Reporting Date.

          ____ Attached as APPENDIX A is a complete list of all COVERED SECURITIES and/or PRIVATE PLACEMENTS in which I, and/or a member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP of on the Reporting Date.

ACCOUNTS WITH BROKERS, DEALERS AND/OR BANKS (CHECK ONE OF THE FOLLOWING TWO BOXES):

          ____ Neither I, nor any member of my FAMILY/HOUSEHOLD, had, as of the Reporting Date, any accounts with brokers, dealers or banks in which any securities (including securities which are not COVERED SECURITIES) are held or could be held, and with respect to which I, or any member of my FAMILY/HOUSEHOLD, has BENEFICIAL OWNERSHIP.

          ____ All accounts that I, and/or any member of my FAMILY/HOUSEHOLD, maintain with brokers, dealers or banks in which securities (including securities which are not COVERED SECURITIES) are held or could be held, and with respect to which I, and/or a member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP as of the Reporting Date are set forth below:

------------------------------------------- -------------------------- ------------------ ----------------------------
NAME(S) AND ADDRESS(ES) OF INSTITUTION(S)       ACCOUNT NUMBER(S)      DATE ESTABLISHED       NAME(S) ON ACCOUNT


------------------------------------------- -------------------------- ------------------ ----------------------------
------------------------------------------- -------------------------- ------------------ ----------------------------

------------------------------------------- -------------------------- ------------------ ----------------------------
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------------------------------------------- -------------------------- ------------------ ----------------------------
------------------------------------------- -------------------------- ------------------ ----------------------------

------------------------------------------- -------------------------- ------------------ ----------------------------

         ____     I CURRENTLY SERVE ON THE FOLLOWING BOARD(S) OF DIRECTORS:

-------------------------------------------- -----------------------------------
NAME OF COMPANY                                  DATE OF BOARD APPOINTMENT
-------------------------------------------- -----------------------------------
-------------------------------------------- -----------------------------------

-------------------------------------------- -----------------------------------
-------------------------------------------- -----------------------------------

-------------------------------------------- -----------------------------------
-------------------------------------------- -----------------------------------

-------------------------------------------- -----------------------------------


All information provided in this Form A is true and complete to the best of my knowledge.

I have read the Code, and agree to comply with all of its terms and conditions. I understand that I have been named an ACCESS PERSON under the Code, and have been advised which level of ACCESS PERSON I have been designated. Further I understand the specific requirements associated with being named an ACCESS PERSON of my particular level. I understand that the Code applies to me and to all investments in which I have BENEFICIAL OWNERSHIP, as well as investments in which members of my FAMILY/HOUSEHOLD have BENEFICIAL OWNERSHIP.


                               Signed:  ___________________________
                               Date:    ___________________________



APPENDIX A - INITIAL REPORT OF ALL COVERED SECURITIES

Name of ACCESS PERSON:  ___________________________________

----------------------------------------- --------------------------------------

Title/Description of COVERED SECURITIES               Number of Shares
                                           (or Principal Amount, if not a stock)
----------------------------------------- --------------------------------------
----------------------------------------- --------------------------------------


----------------------------------------- --------------------------------------
----------------------------------------- --------------------------------------


----------------------------------------- --------------------------------------
----------------------------------------- --------------------------------------


----------------------------------------- --------------------------------------
----------------------------------------- --------------------------------------


----------------------------------------- --------------------------------------
----------------------------------------- --------------------------------------


----------------------------------------- --------------------------------------
----------------------------------------- --------------------------------------


----------------------------------------- --------------------------------------
----------------------------------------- --------------------------------------


----------------------------------------- --------------------------------------
----------------------------------------- --------------------------------------


----------------------------------------- --------------------------------------
----------------------------------------- --------------------------------------


----------------------------------------- --------------------------------------

Note:  Please use additional sheets as needed ; AND/OR.
                                                ------

____ PLEASE SEE ATTACHED BROKERAGE STATEMENTS FOR A COMPLETE LISTING OF MY ACCOUNTS AND HOLDINGS.

                      FORM B - QUARTERLY TRANSACTION REPORT

NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE CIA COMPLIANCE OFFICER - BOSTON NO LATER THAN 10 DAYS AFTER THE END OF MARCH, JUNE, SEPTEMBER AND DECEMBER OF EACH YEAR. TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.

Name of ACCESS PERSON:   _______________________________  LEVEL 1   OR LEVEL 2
Reporting Period/Calendar Quarter End Date: _________________________________ Date received by COMPLIANCE OFFICER: ________________________________________

TRANSACTIONS REPORT (CHECK ONE OF THE FOLLOWING THREE BOXES):

____ There were no transactions in COVERED SECURITIES during the most recently completed calendar quarter in which I, or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

____ Attached as APPENDIX B is a complete list of all transactions in COVERED SECURITIES during the most recently completed calendar quarter in which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

____ Attached are duplicate broker confirmations of all transactions in COVERED SECURITIES during the most recently completed calendar quarter in which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

____ I have requested that duplicate confirmations be sent directly to the appropriate Compliance Officer

NEW SECURITIES ACCOUNTS (CHECK ONE OF THE FOLLOWING TWO BOXES):

____ Neither I, nor any member of my FAMILY/HOUSEHOLD, established any new accounts during the most recent calendar quarter with brokers, dealers or banks in which securities (including securities which are not COVERED SECURITIES) are held or could be held, and with respect to which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

____ During the most recent calendar quarter, I and/or a member of my FAMILY/HOUSEHOLD established the following account(s) with brokers, dealers or banks in which securities are held or could be held, and with respect to which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP:


------------------------------------------- -------------------------- ------------------ ----------------------------
NAME(S) AND ADDRESS(ES) OF INSTITUTION(S)       ACCOUNT NUMBER(S)      DATE ESTABLISHED       NAME(S) ON ACCOUNT


------------------------------------------- -------------------------- ------------------ ----------------------------
------------------------------------------- -------------------------- ------------------ ----------------------------

------------------------------------------- -------------------------- ------------------ ----------------------------
------------------------------------------- -------------------------- ------------------ ----------------------------

------------------------------------------- -------------------------- ------------------ ----------------------------
------------------------------------------- -------------------------- ------------------ ----------------------------

------------------------------------------- -------------------------- ------------------ ----------------------------
------------------------------------------- -------------------------- ------------------ ----------------------------

------------------------------------------- -------------------------- ------------------ ----------------------------


____ I have requested that duplicate confirmations be sent directly to the appropriate Compliance Officer

QUARTERLY CERTIFICATION

I hereby certify that during the quarter covered by this report I complied with all applicable requirements of the Code, and have reported to the appropriate COMPLIANCE OFFICER all transactions required to be reported under the Code. All information provided in this Form B is true and complete to the best of my knowledge.

                                 Signed:  _________________________
                                 Date:    ___________________________

APPENDIX B - COMPLETE LIST OF TRANSACTIONS IN COVERED SECURITIES DURING MOST RECENT CALENDAR QUARTER

Name of ACCESS PERSON: _________________________________________
Reporting Period/Calendar Quarter:  ________________________________
Date received by COMPLIANCE OFFICER:  _____________________________

____ I HAVE DISCLOSED BELOW A COMPLETE LIST OF ALL BROKERAGE ACCOUNTS THAT EFFECTED TRANSACTIONS DURING THE PERIOD.

------------------------------------- ---------------- -------------------------
                                                         RECEIPT OF DUPLICATE
NAME OF BROKERAGE ACCOUNTS             TRANSACTIONS           STATEMENTS
                                        IN ACCOUNT?    CONFIRMED BY COMPLIANCE
                                          YES/NO               OFFICER?
                                                                YES/NO
------------------------------------- ---------------- -------------------------
------------------------------------- ---------------- -------------------------
1.
------------------------------------- ---------------- -------------------------
------------------------------------- ---------------- -------------------------
2.
------------------------------------- ---------------- -------------------------
------------------------------------- ---------------- -------------------------
3.
------------------------------------- ---------------- -------------------------
------------------------------------- ---------------- -------------------------
4.
------------------------------------- ---------------- -------------------------
------------------------------------- ---------------- -------------------------
5.
------------------------------------- ---------------- -------------------------

If an account's duplicate  statements and confirms are not currently received by
the  COMPLIANCE  OFFICER,  please  list  all  outstanding   transactions  below,
including those held in physical form:

------------- ------------- ----------- ---------- ------------ --------------- --------- -------------- --------------


                                                                                                         INSTITUTION
                             TITLE OF                             RATE/MATURITY             PRIVATE     THROUGH WHICH
 TRADE                      SECURITIES   NUMBER      PRINCIPAL        DATE                 PLACEMENT/    TRANSACTION
 DATE           BUY/SELL    AND CUSIP   OF SHARES     AMOUNT     (IF APPLICABLE)  PRICE       IPO         EFFECTED
 ----           --------    ----------  ---------     ------     ---------------  -----       ---         --------






------------- ------------- ----------- ---------- ------------ --------------- --------- -------------- --------------
------------- ------------- ----------- ---------- ------------ --------------- --------- -------------- --------------




------------- ------------- ----------- ---------- ------------ --------------- --------- -------------- --------------
------------- ------------- ----------- ---------- ------------ --------------- --------- -------------- --------------




------------- ------------- ----------- ---------- ------------ --------------- --------- -------------- --------------
------------- ------------- ----------- ---------- ------------ --------------- --------- -------------- --------------




------------- ------------- ----------- ---------- ------------ --------------- --------- -------------- --------------
------------- ------------- ----------- ---------- ------------ --------------- --------- -------------- --------------




------------- ------------- ----------- ---------- ------------ --------------- --------- -------------- --------------


Note:  Please use additional sheets as needed

      FORM C - ANNUAL CODE OF ETHICS CERTIFICATION; ANNUAL HOLDINGS REPORT

NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE CIA COMPLIANCE OFFICER - BOSTON NO LATER THAN JANUARY 30 --- OF EACH YEAR. TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.

Name of ACCESS PERSON:  _________________________________ LEVEL 1  OR LEVEL 2
Calendar Year Covered by this Report:  ___________________________________
Date received by COMPLIANCE OFFICER:  ___________________________________

ANNUAL CERTIFICATION

____ I hereby certify that during the year covered by this report I have complied with all applicable requirements of the Code, and have reported to the COMPLIANCE OFFICER all accounts, holdings and transactions required to be reported under the Code.

____ I HAVE NOT complied with all applicable requirements of the Code, and have attached a complete written explanation of the infraction(s).

ANNUAL HOLDINGS REPORT (CHECK ONE OF THE FOLLOWING TWO BOXES):

____ As of December 31, _____ neither I, nor any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP of any COVERED Securities.

____ Attached as APPENDIX C is a complete list of all COVERED SECURITIES in which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP as of December 31, _____.

ACCOUNTS WITH BROKERS, DEALERS AND/OR BANKS (CHECK ONE OF THE FOLLOWING TWO BOXES):

____  Neither  I, nor any  member of my  FAMILY/HOUSEHOLD,  as of  December  31,
________, had any accounts with brokers, dealers or banks in which any securities (including securities which are not COVERED SECURITIES) were held or could be held, and with respect to which I, or a member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

____ All accounts that I and/or any member of my FAMILY/HOUSEHOLD maintained, as of December 31, _________, with brokers, dealers or banks in which securities (including securities which are not COVERED SECURITIES) were held or could be held, and with respect to which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP are listed below:


------------------------------------------- -------------------------- ------------------ ----------------------------
NAME(S) AND ADDRESS(ES) OF INSTITUTION(S)       ACCOUNT NUMBER(S)      DATE ESTABLISHED       NAME(S) ON ACCOUNT


------------------------------------------- -------------------------- ------------------ ----------------------------
------------------------------------------- -------------------------- ------------------ ----------------------------

------------------------------------------- -------------------------- ------------------ ----------------------------
------------------------------------------- -------------------------- ------------------ ----------------------------

------------------------------------------- -------------------------- ------------------ ----------------------------
------------------------------------------- -------------------------- ------------------ ----------------------------

------------------------------------------- -------------------------- ------------------ ----------------------------


All information provided in this Form C is true and complete to the best of my knowledge. I understand that as an Access Person I must complete this form even if I have requested duplicate confirmations be sent directly to Compliance.

                                    Signed:  ___________________________
                                    Date:    ___________________________

APPENDIX C - ANNUAL REPORT OF ALL COVERED SECURITIES

Name of ACCESS PERSON:  ________________________________________
Date received by COMPLIANCE OFFICER:  _____________________________



------------------------------------------------------ ------------------------------ ------------------------------

Title/Description of COVERED SECURITIES                Number of Shares               Principal Amount
------------------------------------------------------ ------------------------------ ------------------------------
------------------------------------------------------ ------------------------------ ------------------------------


------------------------------------------------------ ------------------------------ ------------------------------
------------------------------------------------------ ------------------------------ ------------------------------


------------------------------------------------------ ------------------------------ ------------------------------
------------------------------------------------------ ------------------------------ ------------------------------


------------------------------------------------------ ------------------------------ ------------------------------
------------------------------------------------------ ------------------------------ ------------------------------


------------------------------------------------------ ------------------------------ ------------------------------
------------------------------------------------------ ------------------------------ ------------------------------


------------------------------------------------------ ------------------------------ ------------------------------
------------------------------------------------------ ------------------------------ ------------------------------


------------------------------------------------------ ------------------------------ ------------------------------
------------------------------------------------------ ------------------------------ ------------------------------


------------------------------------------------------ ------------------------------ ------------------------------
------------------------------------------------------ ------------------------------ ------------------------------


------------------------------------------------------ ------------------------------ ------------------------------
------------------------------------------------------ ------------------------------ ------------------------------


------------------------------------------------------ ------------------------------ ------------------------------
------------------------------------------------------ ------------------------------ ------------------------------


------------------------------------------------------ ------------------------------ ------------------------------
------------------------------------------------------ ------------------------------ ------------------------------


------------------------------------------------------ ------------------------------ ------------------------------
------------------------------------------------------ ------------------------------ ------------------------------


------------------------------------------------------ ------------------------------ ------------------------------
------------------------------------------------------ ------------------------------ ------------------------------


------------------------------------------------------ ------------------------------ ------------------------------
------------------------------------------------------ ------------------------------ ------------------------------


------------------------------------------------------ ------------------------------ ------------------------------


Note:  All  information  should be reported as of December 31 of the MOST RECENT
YEAR. Please use additional sheets as needed.                        -----------
-----
Note: Please use additional sheets as needed; AND/OR.
                                              -------

____ PLEASE SEE ATTACHED BROKERAGE STATEMENTS FOR A COMPLETE LISTING OF MY ACCOUNTS AND HOLDINGS.

                    FORM D - PRECLEARANCE FOR PERSONAL TRADES
================================================================================

I wish to effect the following trade for my personal account, an account in which I have a beneficial interest, or an account owned by a member of my FAMILY/HOUSEHOLD.

Name of ASSOCIATE/ACCESS PERSON: _______________________________________________

Security:___________________________ Market Capitalization:_____________________

Number of Units:________________________________________________________________

Brokerage Firm & Account Number:________________________________________________

================================================================================
Is this a PURCHASE or SALE?(circle one) Is it based on personal research?
Yes [  ]  No [  ]
================================================================================

================================================================================
Is the proposed transaction part of an INITIAL PUBLIC OFFERING? Yes [  ] No [  ]
================================================================================

================================================================================
Is the proposed transaction part of a PRIVATE PLACEMENT?       Yes [  ] No [  ]
================================================================================

If the proposed transaction is part of an Initial Public Offering or Private Placement, please provide a brief description of the opportunity, and the nature of your participation:

--------------------------------------------------------------------------------

COMPLIANCE OFFICER Approval

I HAVE REVIEWED THE CIA/CID/CIS CODE OF ETHICS AND HEREBY CONFIRM THAT THE ABOVE
REFERENCED   TRADE  DOES  NOT  APPEAR  TO  VIOLATE  ANY  OF  THE  CONDITIONS  OR
RESTRICTIONS THAT ARE SET FORTH BY THE CODE.

--------------------------------------------------------------------------------

COMPLIANCE OFFICER Signature:_______________________ Date:  ____________________


I agree that if I do not effect the above trade on the date indicated, the approval is null and void, and the request must be resubmitted. I understand that I may be required to cancel or unwind my trade, or be subject to sanctions under the firm's Code of Ethics, if the firm initiates an investment action for any group of clients in the above-named (or any related) security up to 7 days following the date of my trade and it is determined that I had actual knowledge that the Covered Security (or any closely related security) was being considered for purchase or sale for any client account. I further realize that if I violate the Code of Ethics in this or any other way (either intentionally or otherwise), I may be subject to sanctions as described in the Code of Ethics.
--------------------------------------------------------------------------------

If this form is being submitted to request approval for participation in an INITIAL PUBLIC OFFERING or PRIVATE PLACEMENT, my participation will not result in any conflicts with CLIENT portfolios nor was the opportunity awarded because of my position in the Firms.

--------------------------------------------------------------------------------
ASSOCIATE/ACCESS PERSON Signature/ Printed Name              Date

SIGNED ORIGINALS MUST BE SUBMITTED TO THE COMPLIANCE DEPARTMENT. KEEP A COPY FOR YOUR RECORDS. ASSOCIATES THAT ARE SUBJECT TO BOTH THE CIA AND JURIKA & VOYLES CODE OF ETHICS MAY SATISFY THEIR PRECLEARANCE REQUIREMENTS BY SUBMITTING ONLY THE JURIKA & VOYLES PRECLEARANCE REQUEST FORM.

This form may be submitted via facsimile to the appropriate COMPLIANCE OFFICER

               Boston (617) 369-9604      Oakland (510) 874-4189